UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2012

CONSOLIDATED-TOMOKA LAND CO.
(Exact name of registrant as specified in its charter)

Florida	001-11350	59-0483700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1530 Cornerstone Boulevard, Suite 100
Daytona Beach, Florida 32117
(386) 274-2202
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 25, 2012, Consolidated-Tomoka Land Co. through an affiliated company (the “Company”) received,  fully executed, the Fifth Amendment to the Lease Agreement (the “Amendment”), whereby, effective as of July 18, 2012, the lease agreement entered into on August 28, 1997, between the Company, as  the tenant/lessee, and the City of Daytona Beach, a Florida municipal corporation (the ‘City’), as lessor, (the ‘Lease Agreement’) was amended.

The Amendment provides, among other things, the following amended terms to the Lease Agreement:

1.
Commencing September 1, 2012, and continuing throughout the initial lease term and any extension option (as defined in the Lease Agreement), the base rent payments will equal $250,000 per year subject to an annual rate adjustment beginning September 1, 2013, of 1.75%;

2.	Beginning September 1, 2012, and continuing throughout the initial lease term and any extension option, the Company will pay additional rent to the City in the following amounts:

a.	5% of gross revenues (as defined in the Amendment) exceeding $5,500,000 up to $6,500,000;

b.	7% of gross revenues (as defined in the Amendment) exceeding $6,500,000.

3.	The Company will spend no less than $200,000 prior to September 1, 2015, for certain capital improvements to the facilities.

The foregoing does not constitute a complete summary of the terms and conditions of the Amendment, which is attached hereto as Exhibit 10.1, or of the Lease Agreement, including the amendments thereto, which were previously filed with the Company’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. The description contained herein of the terms and conditions of the Amendment and Lease Agreement is qualified in its entirety by reference to the Amendment and Lease Agreement, respectively.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

The following Exhibit is included in the Form 8-K:

Exhibit	Description of Exhibit

Exhibit 10.1	Fifth Amendment to Lease Agreement, dated July 18, 2012, by and among the City of Daytona Beach and Indigo International LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED-TOMOKA LAND CO.

Date: July 26, 2012                                                                By: /s/ Mark E. Patten
Mark E. Patten
Senior Vice President and Chief Financial Officer